Exhibit 99.1

HC Innovations, Inc. Contracts with Excellus BlueCross BlueShield to Provide Care Management Services to the Medically Complex members

Shelton, CT – May 20, 2009—HC Innovations, Inc. (OTC BB:HCNV.OB-News) today announced it has entered into a contract with Excellus BlueCross BlueShield to provide care management for health plan members who are deemed medically complex.

“We are pleased to be working with Excellus BlueCross BlueShield”, said President & Chief Operating Officer Tina Bartelmay. “Our community-based care management model focusing on medically complex patients represents the next generation of care innovation and integration. The interventions are driven by unique and proprietary software prompting care guidelines and facilitating communication. This is an opportunity to improve care for members who are part of Excellus BlueCross BlueShield. ”

Our community based program targets complex patients. It is driven by Nurses and Nurse Practitioners who visit patients in their homes and their doctors’ offices, and together create a care plan to keep the patients well. The program focuses on the most frail patients. The medical team and physicians are there to educate, motivate and guide patients.

About HC Innovations
HC Innovations creates value and cost savings for HMOs and insurance companies (government and private) by identifying niche markets with high medical costs and implementing proprietary solutions. HC Innovations combines proprietary information systems with highly trained nurses and nurse practitioners to improve health conditions with hands-on care. The results are improved patient outcomes. HC Innovations currently provides services for Medicare, Medicaid, sub-acute care and specialty-needs programs in New York, Tennessee, Texas, Alabama, Illinois and Massachusetts. For more information, visit www.hcinnovationsinc.com.

SAFE HARBOR ACT DISCLAIMER NOTICE
“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this press release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include HC Innovation’s entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in HC Innovation’s Securities and Exchange Commission filings. The forward looking statements in this press release speak only as of the date hereof, and HC Innovations disclaims any obligation to provide updates, revisions or amendments to any forward-looking statement to reflect changes in its expectations or future events.